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                                                                    EXHIBIT 23.2

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our reports dated November 14, 1997 on the consolidated financial statements and schedules of Magellan Health Services, Inc. and subsidiaries and Charter Behavioral Health Systems, LLC and subsidiaries included in Magellan Health Services, Inc.'s Annual Report on Form 10-K for the fiscal year ended September 30, 1997 and to all references to our Firm included in this Registration Statement.



                                       /s/ ARTHUR ANDERSEN LLP

Atlanta, Georgia
April 13, 1998